Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACTS:	Patrick Fitzgerald (Media) Mylan Laboratories Inc. 724.514.1800

Kris King (Investors) Mylan Laboratories Inc. 724.514.1800
Mylan Provides an Update on Amlodipine Besylate Litigation
- Mylan Reaffirms Fiscal 2007 Adjusted Diluted EPS Guidance of $1.50 to $1.55 -
PITTSBURGH—Feb. 27, 2007— Mylan Laboratories Inc. (NYSE: MYL) today announced that the district court for the Western District of Pennsylvania has ruled in favor of Pfizer in the amlodipine litigation. Mylan disagrees with the court’s decision and plans to immediately appeal the ruling.
Mylan also reaffirmed its fiscal 2007 adjusted earnings per diluted share guidance of $1.50 to $1.55 as this product was never factored into the Company’s fiscal 2007 guidance.
Mylan Laboratories Inc. is a leading pharmaceutical company with three principal subsidiaries, Mylan Pharmaceuticals Inc., Mylan Technologies Inc. and UDL Laboratories, Inc., that develop, license, manufacture, market and distribute an extensive line of generic and proprietary products. For more information about Mylan, visit www.mylan.com.
This press release includes statements that constitute “forward-looking statements”, including with regard to the Company’s future earnings expectations and its pending litigation. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: challenges and costs relating to strategic collaborations between Mylan and Matrix or the ability to achieve anticipated synergies; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the Company’s ability to successfully develop, license or otherwise acquire and introduce new products on a timely basis in relation to competing product introductions; the Company’s ability, or a partner’s ability, to obtain required FDA approvals for new products on a timely basis; uncertainties regarding continued market acceptance of and demand for the Company’s products; the results or effects of FDA or other regulatory investigations, including the Company’s ability to continue to market and sell its products; the Company’s periodic dependence on a relatively small group of products as a significant source of its net revenues or net income; unexpected delays in the Company’s ability to submit applications to the FDA; risks inherent in legal proceedings; the effects of vigorous competition on commercial acceptance of the Company’s products and their pricing, including, without limitation, the impact of the entry of generic competition for fentanyl; the Company’s exposure to risks inherent in acquisitions or joint ventures; the high cost and uncertainty associated with compliance with extensive regulation of the pharmaceutical industry; the possibility that the calculation and reporting of amounts owed in respect of Medicaid and other governmental programs could be challenged, and that sanctions or penalties could be assessed; the significant research and development expenditures the Company makes to develop products, the commercial success of which is uncertain; risks inherent in global expansion, including operational, integration, compliance and regional economic risks; the possible loss of business from the Company’s concentrated customer base; the risk that operating or financial restrictions imposed by the Company’s credit facility or indenture for its senior notes may prevent the Company from taking certain actions, including capitalizing on significant business opportunities; the potential costs and product introduction delays that may result from use of legal, regulatory and legislative strategies by the Company’s competitors and other third parties, including the practice of “authorized generics” and the use of citizen’s petitions to delay or prevent product introductions; the Company’s dependence on third party suppliers and distributors for raw materials; the possible negative effects of any interruption of manufacturing of products at the Company’s principal facilities; the effects of consolidation of the Company’s customer base; uncertainties regarding patent, intellectual and other proprietary property protections; the expending of substantial resources associated with litigation involving patent or other intellectual property protection of products; possible reductions in reimbursement rates for pharmaceutical products; possible negative effects on product pricing of current or future legislative or r egulatory programs, including state Medicaid programs; uncertainties regarding the Company’s performance under indemnification clauses in certain material agreements; inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with GAAP and related standards; prevailing market conditions; changes in economic and financial conditions of the Company’s business; and uncertainties and matters beyond the control of management, which could affect the Company’s earnings guidance, as well as the subjectivity inherent in any probability weighted analysis underlying the Company’s assumptions and estimates with respect to the future. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be made by the Company or by persons acting on its behalf and in conjunction with its periodic SEC filings. In addition, please refer to the cautionary statements and risk factors in Item 1A of the Company’s Form 10-K for the year ended March 31, 2006, and in its other filings with the SEC. The Company undertakes no obligation to update statements herein for revisions or changes after the date of this release.
###